SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : March 24, 2003

                          COMMISSION FILE NO. 0-49915

                               HerbalOrganics.com
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Nevada                                         88-049628
--------------------------------                      -----------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)



              7708-119A Street, Delta, B.C., Canada   V4C 6N6
              -----------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               (604) 596-9166
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)



           7171 - 121st Street #109, Surrey, B.C., Canada V3W 1G9
           ------------------------------------------------------
                            FORMER NAME AND ADDRESS



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ITEM  4.     CHANGES  IN  REGISTRANT'S CERTIFYING ACCOUNTANT


On March 5, 2003, at the Annual Meetings of the Board of Directors and Stockholders, it was resolved by a majority vote of the issued and outstanding shares of common stock of Registrant that Mark Bailey & Co., Ltd., an independent chartered accounting firm, not be re-elected as Registrant's accountants for the ensuing year.

Mark Bailey & Co. Ltd.'s reports on the financial statements for the years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

The decision to change auditors was recommended to the Stockholders and approved by the Board of Directors and Stockholders based solely on the reason that Mark Bailey & Co. Ltd. has increased its fees to an amount unaffordable to Registrant in its development stage.

There have been no disagreements with Mark Bailey & Co., Ltd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

In February, 2003, Registrant engaged the services of Clyde Bailey, P.C., an independent chartered accountant, as its principal accountant to audit its financial statements for the years ended December 31, 2002 and 2003, subject to final approval by the Stockholders at the annual meeting. Such engagement was confirmed by majority vote of the Board of Directors and stockholders at the annual meetings held on March 5, 2003.

Registrant has provided Mark Bailey & Co. Ltd. with a copy of the disclosures it is making in response to this item and requested they furnish a letter addressed to the Commission stating whether they agree with its statements, which they did. A copy of the letter is attached hereto and incorporated herein by this reference as Exhibit 99.




ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

    Exhibit No.    Description
    ----------     -----------
     99	           Letter of former accountants, Mark Bailey & Co., Ltd.


                                   Signatures
                                   ----------
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


HerbalOrganics.com, Registrant

/s/  Thomas C. Whalen
----------------------------        Dated: April 2, 2003
Thomas C. Whalen,
Chief  Executive  Officer and
Chief Financial Officer




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